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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): April 24, 2001

                      Great Lakes Dredge & Dock Corporation
             (Exact name of Registrant as specified in its charter)


         Delaware                        333-64687                13-3634726
(State or other jurisdiction of    (Commission File Number)    (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                               -------------------

                                 2122 York Road
                            Oak Brook, Illinois 60523
                    (Address of Principal Executive Offices)

                                 (630) 574-3000
              (Registrant's telephone number, including area code)

                              --------------------



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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

On April 24, 2001, Great Lakes Dredge & Dock Corporation (the "Company") purchased 80% of the capital stock of North American Site Developers, Inc. ("NASDI"), pursuant to the terms of a purchase agreement with NASDI and the stockholders of NASDI dated April 17, 2001. Under the agreement, the Company purchased a portion of the holdings of NASDI management stockholders and all of the holdings of the other stockholders of NASDI. The purchase consideration for the acquisition included (1) $35.0 million in cash payable to the stockholders of NASDI, and (2) two junior subordinated promissory notes totaling $3.0 million from NASDI payable to the NASDI management stockholders. In connection with the acquisition, each of the two NASDI management stockholders entered into three-year employment agreements with NASDI, containing incentives to achieve certain earnings levels, as well as non-compete provisions should the NASDI management stockholders leave NASDI.

NASDI is one of the major demolition service providers in the Boston, Massachusetts area, offering a comprehensive array of specialized services, including: interior and exterior demolition of commercial and industrial buildings; salvage and recycling of related materials; and removal of hazardous substances and materials. NASDI's 2000 revenues totaled $72.6 million.

The Company issued $40.0 million of its 11 1/4% senior subordinated notes due 2008, in order to fund the cash portion of the acquisition price and related fees and expenses. The purchase price was arrived at through arm's-length negotiations between the parties.

The Company intends to continue to operate NASDI's business from NASDI's current base in Massachusetts utilizing NASDI's existing operating assets, as supplemented with annual capital expenditure investments, for the foreseeable future. The foregoing statement of the Company's intention is a forward looking statement within the meaning of Section 21E of the Securities and Exchange Act of 1934, and is based on certain assumptions, including among others, general economic conditions, management's expectations regarding the operating results of the Company and NASDI, the capital requirements of continuing NASDI's current business, and others. Should these assumptions change, or prove to be inaccurate, the Company's actual future conduct of NASDI's business could differ materially from the intention stated.

The above descriptions of the purchase agreement and promissory notes do not purport to be complete and are qualified in their entirety by the full text of such documents which are attached as Exhibits hereto.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

The financial statements of NASDI for the eleven months ended December 31, 1998 and each of the two fiscal years in the period ended December 31, 2000 were filed with the Company's 8-K dated April 17, 2001, and are incorporated by reference and deemed filed herein.

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(b)      PRO FORMA FINANCIAL INFORMATION.

The pro forma financial information required to be filed as a result of the acquisition of assets described in Item 2 hereof was filed with the Company's 8-K dated April 17, 2001, and is incorporated by reference and deemed filed herein.

(c)      EXHIBITS.


2.02     Stock Purchase Agreement dated as of April 17, 2001 by and among
         Great Lakes Dredge & Dock Corporation and Great Lakes/North American
         Site Developers, Inc. and North American Site Developers, Inc. and the Stockholders of North American Site Developers, Inc.

10.14    Stockholders Agreement dated as of April 24, 2001, between Great Lakes Dredge & Dock Corporation,
         Christopher A. Berardi, Joseph K. Berardi, and Great Lakes/North American Site Developers, Inc.

10.15    Junior Subordinated Promissory Note dated as of April 24, 2001 between Great Lakes/North American Site
         Developers, Inc. and Christopher A. Berardi.

10.16    Junior Subordinated Promissory Note dated as of April 24, 2001 between Great Lakes/North American Site Developers, Inc. and Joseph
         K. Berardi.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      GREAT LAKES DREDGE & DOCK CORPORATION

                                           /s/ Deborah A. Wensel
                                      ------------------------------------------
                                               Deborah A. Wensel
                                      Vice President and Chief Financial Officer

May 4, 2001


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                                  EXHIBIT INDEX


Number   Exhibit

2.02     Stock Purchase Agreement dated as of April 17, 2001 by and among Great Lakes Dredge & Dock
         Corporation and Great Lakes/North American Site Developers, Inc. and North American Site
         Developers, Inc. and the Stockholders of North American Site Developers, Inc.

10.14    Stockholders Agreement dated as of April 24, 2001, between Great Lakes Dredge & Dock Corporation,
         Christopher A. Berardi, Joseph K. Berardi, and Great Lakes/North American Site Developers, Inc.

10.15    Junior Subordinated Promissory Note dated as of April 24, 2001 between Great Lakes/North American Site
         Developers, Inc. and Christopher A. Berardi.

10.16 Junior Subordinated Promissory Note dated as of April 24, 2001 between Great Lakes/North American Site Developers, Inc. and Joseph
         K. Berardi.






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